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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT




         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): September
22, 1997



                         LITHIUM TECHNOLOGY CORPORATION
        (Exact Name of Small Business Issuer as Specified in Its Charter)




     Delaware                        1-10446                  13-3411148
State or Other Jurisdiction          Commission               IRS Employer
of Incorporation or Organization     File Number              Identification No.

5115 Campus Drive, Plymouth Meeting, PA                       19462
---------------------------------------                       -----
Address of Principal Executive Offices                        Zip Code




       Registrant's telephone number, including area code: (610) 940-6090







           Former name or former address, if changed since last report




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Item 5.           Other Events.



         On September 22, 1997, Lithium Technology Corporation (the "Company") entered into a Senior Secured Convertible Note Purchase Agreement (the "Note Purchase Agreement") with Lithium Link LLC (the "Lender") for the sale of $5.5 million of the Company's Senior Secured Convertible Notes (the "Notes").

         The Company is obligated to borrow, and the Lender is obligated to loan, the entire $5.5 million principal amount. The Company has received $1.37 million of the $5.5 million funding as of the September 22 closing date. The proceeds of the sale of the Notes will be disbursed to the Company from an escrow account bi-monthly over a ten month period in amounts varying between $550,000 and $1,730,000 based on a pre-determined disbursement schedule. The bi-monthly fundings are subject to the Company's satisfaction of certain conditions subsequent set forth in the Note Purchase Agreement, none of which relate to operating or financial milestones. Interest accrues at 8.5% and is payable annually, at the Company's election in cash or the Company's common stock. The principal of the Notes is payable on or before July 1, 2002. The Notes are convertible into the Company's common stock at a conversion price of $.28 per share. The holders of the Notes will have two demand registration rights and "piggyback" registration rights, subject to conditions set forth in the Note Purchase Agreement.

         In connection with the sale of the Notes, the Company entered into a Consulting Agreement with Interlink Management Corporation ("IMC") whereby IMC will be paid $5,000 per month for one year, with the Company having an option to renew the Consulting Agreement for another one year term. IMC was granted a warrant to purchase 500,000 shares of the Company's common stock at a price of $.40 per share. IMC will provide consulting services in connection with strategic planning and the identification of prospective strategic alliance partners with respect to the manufacture and distribution of the Company's lithium-ion polymer rechargeable battery products. IMC was paid $150,000 for services and expenses.

         The Notes are secured by a first priority security interest in favor of the Lender as to substantially all of the Company's assets other than the Company's intellectual property. The Company's obligations under the Notes are guaranteed by the Company's subsidiary, Lithion Corporation, and the Company pledged its interest in the shares of Lithion Corporation as security for repayment of the Notes.

         The Company granted to the Lender a nonexclusive, royalty-free, assignable, and sublicenseable license to use the Company's lithium-ion-related patents and other intellectual property for the

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manufacture and distribution of lithium-ion polymer batteries in a defined territory essentially comprised of designated countries in Asia and Oceania, provided that the agreement expressly excludes the use of the licensed subject matter for the manufacture of lithium metal polymer battery products. The License Agreement provides that the Lender may not exercise the license unless a bankruptcy proceeding is filed by or against the Company or other bankruptcy-related triggering events respecting the Company occur.

         The principal documents concerning this transaction are attached hereto as exhibits. This summary description of the transaction is qualified by reference to such documents.


Item 7.           Financial Statements and Exhibits


Exhibits (without exhibits and schedules).

10.36 Form of Senior Secured Convertible Note Purchase Agreement dated September 22, 1997 between the Company and Lithium Link LLC

10.37 Form of Convertible Promissory Note dated September 22, 1997 issued by the Company

10.38 Form of Consulting Agreement dated September 22, 1997 between the Company and Interlink Management Corporation

10.39 Form of Common Stock Warrant dated September 22, 1997 issued by the Company in favor of Interlink Management Corporation

10.40 Form of License Agreement dated September 22, 1997 between the Company and Lithium Link LLC

99.4              Press Release dated September 23, 1997



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                                    SIGNATURE



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                   LITHIUM TECHNOLOGY CORPORATION



                                   By:    /s/ David J. Cade
                                        ----------------------------------------
                                          David J. Cade
                                          President and Chief Operating Officer



Date:  September 29, 1997



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